SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:
     [X]  Preliminary information statement  [  ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5(d)(2))

     [  ] Definitive information statement

                        THE COLONEL'S INTERNATIONAL, INC.
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     ___________________________________________________________________
     (1) Title of each class of securities to which transaction applies:

     ___________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:

     ___________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ___________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:

     ___________________________________________________________________
     (5) Total fee paid:


     [  ] Fee paid previously with preliminary materials.

     [  ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     ___________________________________________________________________
     (2)  Form, Schedule or Registration Statement No.:

     ___________________________________________________________________
     (3)  Filing Party:

     ___________________________________________________________________
     (4) Date Filed:

                        THE COLONEL'S INTERNATIONAL, INC.
                                 951 Aiken Road
                             Owosso, Michigan 48867
                                 (800) 433-3604

                           --------------------------

                              INFORMATION STATEMENT

                           --------------------------

                               GENERAL INFORMATION

                           --------------------------

                            YOUR VOTE IS NOT REQUIRED

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

      This Information Statement (the "Information Statement") is being mailed on or about March 19, 2001 by The Colonel's International, Inc., a Michigan corporation (the "Company"), to all holders of record at the close of business on February 22, 2001 (the "Record Date") of the Company's common stock, par value $0.01 per share (the "Common Stock") in connection with the approval and adoption of an amendment to the Company's Articles of Incorporation (the "Charter Amendment"). As of the Record Date, there were 24,177,805 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter of business put to a stockholder vote.

      On March 6, 2001, Donald J. Williamson, the holder of 11,939,580 shares of Common Stock, and Patsy L. Williamson, the holder of 11,632,500 shares of Common Stock, representing in the aggregate approximately 98/% of the outstanding Common Stock of the Company (the "Majority Stockholders") acted by written consent (the "Written Consent"). As a result, the Charter Amendment was approved by a majority of the issued and outstanding voting securities of the Company and no further votes will be needed. Donald J. Williamson is the Chairman of the Board and Chief Executive Officer of the Company, and Patsy L. Williamson is his wife. On March 7, 2001, the Company's Board of Directors, in response to the Written Consent, ratified the Charter Amendment, which changes the Company's name to "Sports Resorts International, Inc."

      The Company's Board of Directors has complied with Section 450.1611(3) of the Michigan Business Corporation Act. The Company intends to file the Charter Amendment, substantially in the form attached hereto as Exhibit A, with the Michigan Department of Commerce - Corporation and Securities Bureau on or after 20 calendar days after the distribution of this Information Statement.

      This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of the Common Stock entitled to vote or give an authorization or consent in regard to the Charter Amendment of the action being taken. Set forth below is certain information that Rule 14c-2 requires to be included in this Information Statement.

                                                                       EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        THE COLONEL'S INTERNATIONAL, INC.


      Pursuant to the provisions of Act 284, Public Acts of 1972 (the "Act"), the undersigned executes the following Certificate:

      1. The present name of the corporation is: The Colonel's International, Inc.

      2. The identification number assigned by the Michigan Department of Consumer & Industry Services Bureau of Commercial Services is: 344-630.

      3. Article I of the Articles of Incorporation is hereby amended to read as follows:

            "The name of the corporation is Sports Resorts International, Inc."

      4. The foregoing amendment to the Articles of Incorporation was duly adopted on the 6th day of March, 2001 by written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 450.1407(1) of the Act. Written notice to shareholders who have not consented in writing shall be given promptly.



Signed this ____ day of March, 2001             By: /s/ Donald J. Williamson
                                                    --------------------------
                                                Name:  Donald J. Williamson
                                                Title: Chief Executive Officer


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